Exhibit 8

ADVANCED SEMICONDUCTOR ENGINEERING, INC.

LIST OF SUBSIDIARIES

(As of April 30, 2011)

A.	A.S.E. Holding Limited, a corporation organized under the laws of Bermuda, and its subsidiaries:

	(1)	ASEP Realty Corporation, a corporation organized under the laws of the Philippines (in the process of being liquidated);

	(2)	ASE Holding Electronics (Philippines), Incorporated, a corporation organized under the laws of the Philippines (in the process of being liquidated); and

(3)
ASE Investment (Labuan) Inc., a holding company organized under the laws of Malaysia, and its wholly-owned subsidiary, ASE (Korea) Inc., a corporation organized under the laws of Korea and its wholly-owned subsidiary:

		(a)	ASE (Weihai), Inc., a corporation organized under the laws of the People’s Republic of China.

B.	ASE Marketing and Service Japan Co., Ltd., a corporation organized under the laws of Japan.

C.	ASE Test, Inc., a corporation organized under the laws of the Republic of China, and its subsidiaries:

	(1)	Alto Enterprises Limited, a holding company organized under the laws of the British Virgin Islands; and

(2)
 Super Zone Holdings Limited, a holding company organized under the laws of Hong Kong, and its wholly-owned subsidiary, Advanced Semiconductor Engineering (China) Ltd., a corporation organized under the laws of the People’s Republic of China.

D.
Omniquest Industrial Limited, a holding company organized under the laws of the British Virgin Islands, and its wholly-owned subsidiary, ASE Corporation, a holding company organized under the laws of the Cayman Islands, and its subsidiaries:

	(1)	ASE Mauritius Inc., a holding company organized under the laws of Mauritius, and its subsidiaries:

(a)
ASE (Shanghai) Inc., a corporation organized under the laws of the People’s Republic of China, and its subsidiary, Advanced Semiconductor Engineering (HK) Limited, a corporation organized under the laws of Hong Kong;

		(b)	ASE Hi-Tech (Shanghai) Inc., a corporation organized under the laws of the People’s Republic of China;

		(c)	ASE (Kunshan) Inc., a corporation organized under the laws of the People’s Republic of China; and

		(d)	ASE Module (Kunshan) Inc., a corporation organized under the laws of the People’s Republic of China.

	(2)	ASE Labuan Inc., a holding company organized under the laws of Malaysia, and its subsidiary, ASE Electronics Inc, a corporation organized under the laws of the Republic of China.

E.
Innosource Limited, a holding company organized under the laws of the British Virgin Islands, and its wholly-owned subsidiary, ASE Module (Shanghai) Inc., a corporation organized under the laws of the People’s Republic of China.

F.	J&R Holding Limited, a holding company organized under the laws of Bermuda, and its subsidiaries:

	(1)	J&R Industrial Inc., a corporation organized under the laws of the Republic of China;

	(2)	ASE Japan Co., Ltd., a corporation organized under the laws of Japan;

	(3)	ASE (U.S.) Inc., a corporation organized under the laws of the State of California, U.S.A.;

	(4)	Global Advanced Packaging Technology Ltd., a holding company organized under the laws of the Cayman Islands, and its subsidiaries:

		(a)	ASE Assembly & Test (HK) Limited, a corporation organized under the laws of Hong Kong; and

		(b)	ASE Assembly & Test (Shanghai) Limited, a corporation incorporated under the laws of the People’s Republic of China, and its subsidiaries:

		(I)	Shanghai Wei Yu Hong Xin Semiconductors Inc., a corporation incorporated under the laws of the People’s Republic of China; and

(II)
Shanghai Ding Hui Real Estate Development Co., Ltd., a corporation organized under the laws of the People’s Republic of China, and its subsidiaries, Shanghai Ding Wei Real Estate Development Co., Ltd. and Shanghai Ding Yu Real Estate Development Co., Ltd., both corporations organized under the laws of the People’s Republic of China.

	(5)	Suzhou ASEN Semiconductors Co., Ltd., a corporation organized under the laws of the People’s Republic of China; and

	(6)	ASE Test Limited, a holding company organized under the laws of Singapore, which has four wholly-owned subsidiaries:

(a)
 ASE Holdings (Singapore) Pte Ltd., a holding company organized under the laws of Singapore and its wholly-owned subsidiary, ASE Electronics (M) SDN. BHD., a corporation organized under the laws of Malaysia;

(b)
ASE Test Holdings, Ltd., a holding company organized under the laws of Cayman Islands and its wholly-owned subsidiary, ISE Labs, Inc., a corporation organized under the laws of the state of California, U.S.A.;

		(c)	ASE Test Finance Limited, a corporation organized under the laws of Mauritius; and

		(d)	ASE Singapore Ptd. Ltd., a corporation organized under the laws of Singapore.

G.	PowerASE Technology Inc., a corporation organized under the laws of the Republic of China.

H.	Universal Scientific Industrial Co., Ltd., a corporation organized under the laws of the Republic of China, which has three wholly-owned subsidiaries:

	(1)	Senetex Investment Co., a corporation organized under the laws of the Republic of China;

	(2)	Ta-Chi Investment Co., a corporation organized under the laws of the Republic of China; and

	(3)	Huntington Holdings International Co., Ltd., a holding company organized under the laws of the British Virgin Islands, and its wholly-owned subsidiaries:

		(a)	Universal Scientific Industrial (UK) Ltd., a corporation organized under the laws of the United Kingdom;

		(b)	Unitech Holdings International Co., Ltd., a investment corporation organized under the laws of the British Virgin Islands;

		(c)	USI International Ltd., a corporation organized under the laws of Hong Kong;

(d)
Universal Abit Holding (Cayman) Co., Ltd., a holding company organized under the laws of the Cayman Islands, and its subsidiary, Universal Abit NL B.V., a corporation organized under the laws of Netherlands;

(e)
Rising Capital Investment Limited, a holding company organized under the laws of the British Virgin Islands, and its wholly subsidiary, e-Cloud Corporate, a corporation organized under the laws of the People’s Republic of China; and

		(f)	Real Tech Holdings Ltd., a holding company organized under the laws of the British Virgin Islands, which has two wholly-owned subsidiaries:

			(I)	Universal Scientific Industrial (Kun Shan) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;

(II)
Universal Electronics Holding Co., Ltd., a holding company organized under the Cayman Islands, and its subsidiary USI Enterprise Limited, a holding company organized under the law of Hong Kong, and its subsidiary:

(i)
Universal Scientific Industrial (Shanghai) Co., Ltd., a corporation organized under the laws of  the People’s Republic of China, and its subsidiary Universal Global Technology Co., Ltd., a corporation organized under the law of Hong Kong, which has eight subsidiaries:

					*	Universal Global Technology (Shenzhen), Co., Ltd., a corporation organized under the laws of the People’s Republic of China;

					*	Universal Global Industrial Co., Limited, a corporation organized under the law of Hong Kong;

					*	Universal Global Scientific Industrial Co., Ltd., a corporation organized under the law of the Republic of China; and

					*	USI Manufacturing Services, Inc., a corporation organized under the law of the state of California, U.S.A.;

		*	Universal Scientific Industrial De Mexico S.A. De C.V., a corporation organized under the laws of Mexico;

		*	USI Japan Co., Ltd., a corporation organized under the laws of Japan;

		*	USI@ Work, Inc., a corporation organized under the laws of the state of North Carolina, U.S.A; and

		*	USI Electronics (Shenzhen) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;

I.	Advanced Semiconductor Engineering, Inc. has significant interests in the following companies:

	(1)	Hung Ching Development & Construction Co. Ltd., a corporation organized under the laws of the Republic of China;

	(2)	Hung Ching Kwan Co., a corporation organized under the laws of the Republic of China;

	(3)	StarChips Technology Inc., a corporation organized under the laws of the Republic of China; and

	(4)	CP Mingchuang Enterprise Development Fund, a limited partnership organized under the laws of the People’s Republic of China.